UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2024

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13190 SW 68th Parkway

Suite 110

Tigard, OR   97223

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503- 505-5670

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange
7.25% Convertible Senior Notes due 2024	AJXA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 22, 2024, Great Ajax Corp. (the “Company”) announced that, in advance of the upcoming maturity of its outstanding convertible notes on April 30, 2024, the convertible notes have a final conversion rate of 1.7405 shares of common stock per $25.00 principal amount of notes, which represents a conversion price of approximately $14.36 per share of common stock.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated April 22, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Mary Doyle
Name:	Mary Doyle
Title:	Chief Financial Officer

Dated: April 22, 2024